UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 24, 2006

EXLSERVICE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33089	82-0572194
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Park Avenue New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-7100

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 24, 2006, Messrs. James C. Hale, III and Bradford E. Bernstein, both members of the Board of Directors of ExlService Holdings, Inc. (“ExlService”) notified the Chairman of the Board of Directors of ExlService, Mr. Steven B. Gruber, of their decision to resign from ExlService’s Board of Directors. Each of Mr. Hale’s and Mr. Bernstein’s resignation takes effect as of December 24, 2006. Mr. Hale was the Chairman of the Audit Committee. Mr. Hale and Mr. Bernstein, both employees of FTVentures, informed Mr. Gruber that their resignations were due to FTVentures’ policy to effect the resignation of its employees from the board of directors of portfolio companies after their equity securities became publicly traded.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2006

By:	/s/ Amit Shashank
Name:	Amit Shashank
Title:	Vice President, General Counsel and Corporate Secretary